SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

           (Exact name of registrant as specified in its charter)

                           UNION BANKSHARES, INC.

(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)       Identification Number)
          Vermont                  001-15985               03-0283552

(Address of principal executive offices)
      20 Main St., P.O. Box 667                            (Zip Code)
           Morrisville, VT                                 05661-0667

Registrant's telephone number, including area code:  (802) 888-6600

        (Former name or former address, if changed since last report)
                               Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

      As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

      On July 15, 2005, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for our second quarter ended, June 30, 2005 and the declaration of a regular quarterly cash dividend.

Item 8.01.  Other Events

      On July 15, 2005 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $.24 per share. The dividend is payable on July 28, 2005 to shareholders of record on July 25, 2005.

Item 9.01.  Financial Statements and Exhibits

      The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

      (c)   Exhibits
            Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 15, 2005, announcing a regular quarterly dividend and second quarter 2005 net income and net income per share

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Union Bankshares, Inc.


July 15, 2005                          /s/ Kenneth D. Gibbons
                                       ______________________________
                                      Kenneth D. Gibbons, President

July 15, 2005                         /s/ Marsha A. Mongeon
                                      _______________________________
                                      Marsha A. Mongeon, Chief Financial
                                      Officer

---------------------------------------------------------------------------


                                EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 15, 2005, announcing a regular quarterly cash dividend and second quarter 2005 net income and net income per share